UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule

14a-5(d) (1))

☐ Definitive Information Statement

SUN PACIFIC HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
.	(1)	Title of each class of securities to which transaction applies: Not Applicable
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

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SUN PACIFIC HOLDING CORP.

345 Highway 9 South Suite 388

Manaplan, New Jersey, 07726

_____________, 2022

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Sun Pacific Holding Corp. (the “Company”). Our Board of Directors (the “Board”) approved on February 18, 2022 and recommended the approval by our stockholders, of the following corporate actions (“Corporate Actions”):

1.	To authorize the Board the Option to effectuate a reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split Option”), at the sole discretion of the Board within 12 months of this Information Statement, without the issuance of another Information Statement, within the range of 100:1 through 1000:1.

Certain of our stockholders, holding a majority of our voting power on February 18, 2022 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Actions.

For the Board of Directors of
SUN PACIFIC HOLDING CORP.

By:
Nicholas B. Campanella
Chairman and CEO

SUN PACIFIC HOLDING CORP.

345 Highway 9 South Suite 388

Manaplan, New Jersey, 07726

_____________, 2022

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the adoption of the Corporate Actions and the amendment to the Company’s Articles of Incorporation (the “Amendment”), on February 18, 2022, by a vote of stockholders holding a majority of the Company’s voting power. The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, holding an aggregate of 1,500,000,000 votes, representing 70% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1. The Reverse Stock Split Option;

The Certificate of Amendment to the Company’s Articles of Incorporation for the Corporate Actions is attached hereto as Exhibit A.

The adoption of the foregoing Corporate Actions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these Corporate Actions and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this Corporate Actions.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

This Information Statement is being mailed on or about __________________, 2022 to all Stockholders of record as of the Record Date.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about _______, 2022.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 974,728,678 shares of our Common Stock issued and outstanding, 12,000,000 shares of Series A Preferred Stock issued and outstanding, no shares of Series B Preferred Stock issued and outstanding, and 275,000 shares of Series C Preferred Stock issued and outstanding. The holders of Series C Preferred Stock are not entitled to voting rights. The total aggregate of all of the shares of Series A Preferred Stock as a group are entitled to take action by written consent or vote equal to 70% of the total voting shares outstanding. For the approval of the Corporate Actions, the Company received written consents from 1 stockholder of the Company together holding 70% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the Record Date. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name	Shares of Stock Beneficially Owned	Percent of Class	Voting Rights	Total Voting %
Common Stock
Nicholas Campanella (1)	33,897,166	11.95%	—	1.4%
Vincent Randazzo(2)	44,150	—	—	—

All beneficial owners as a group (2 persons)	33,941,316	11.95%	33,941,316	1.4%

Series A Preferred Stock (3)
Nicholas Campanella (1)	12,000,000	100%	1,500,000,000	60.6%
Vincent Randazzo (2)	—	—	—	—

All directors and executive officers as a group (1 person)	12,000,000	100%	1,500,000,000	70.0%
Total Voting Rights of Beneficial Owners				70.0%

Notes

(1)	Nicholas Campanella is the Chairman and Chief Executive Officer of the Company.
(2)	Vincent Radazzo is a Director of the Company
(3)	Shares of Series A Preferred Stock have voting rights equal to 125 votes on all matters submitted to a vote to the stockholders of the Company, does not have conversion, dividend, or distribution upon liquidation rights.

PROPOSAL NUMBER ONE

APPROVAL OF THE REVERSE STOCK SPLIT OPTION

GENERAL

The Board approved a resolution to give to the Board of Directors of the Company the option to effectuate a reverse stock split within the range of 100:1 through 1000:1 within 12 months after the filing of this Form 14(c). Our stock price has made it difficult to attract new investors and potential business candidates. The Board of Directors believes that a reverse stock split will help prepare the Company to meet the listing requirements of the OTCQB.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT HAVE ANY EFFECT ON THE NUMBER OF AUTHORIZED SHARES.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. Under this optional reverse stock split each 100-1000 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 974,728,678 shares of Common Stock as of the Record Date to approximately between 9,747,287 and 974,729 shares (depending on the number of fractional shares that are issued or cancelled and depending on the range chosen by the Board). The Reverse Stock Split will not affect the shares of Series A Preferred Stock of which 12,000,000 are issued and outstanding and/or the shares of Series C Preferred Stock of which 275,000 are issued and outstanding. The number of authorized shares of Common Stock and its par value will not be affected.

FRACTIONAL SHARES

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre- Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT BEING ASKED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation). In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

●	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.
●	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.
●	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.
●	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

We believe that our Company should not recognize gain or loss as a result of the Reverse Stock Split. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Stockholders of record of the Common Stock as of the exercise of the Reverse Stock Split Option shall have their total shares reduced on the basis of one post-split share of Common Stock for every 100-500 pre-split shares outstanding.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMENDED CERTIFICATE OF INCORPORATION

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the Reverse Stock Split and Name Change.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATION ACTIONS AND EFFECTIVE TIME

The Corporate Actions will become effective on the date that we file the Certificate of with the Secretary of State of the State of Nevada. We intend to file the Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 345 Highway 9 South Suite 388, Manaplan, New Jersey, 07726 or by calling (732) 845-0906. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2021; and
2.	Annual Report on Form 10-K for the year ended December 31, 2020

SPACE LEFT INTENTIONALLY BLANK. SIGNATURES TO FOLLOW.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

SUN PACIFIC HOLDING CORP

By:
Nicholas Campanella Chairman and CEO

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